CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 25, 2010, relating to the financial statements and financial highlights which appears in the November 30, 2009 Annual Report to Shareholders of the Sentinel Group Funds, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights", “Fund Service Arrangements” and "General Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, NY

March 29, 2010